SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2009

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On September 14, 2009, H. Edward Hanway, CIGNA Corporation’s Chairman and Chief Executive Officer, established a pre-arranged stock trading plan to exercise stock options and sell shares in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934.   Rule 10b5-1 permits officers and directors of the Company to adopt pre-arranged stock trading plans when they do not possess material non-public information that instructs a third party to buy or sell a specified number of shares of company stock at a future time.

Mr. Hanway’s stock trading plan is being established for estate and financial planning purposes in anticipation of his retirement from the Company at the end of 2009.  His 10b5-1 stock trading plan provides for:  (i) the sale of a maximum of 300,000 shares, only if the Company’s stock price reaches $35.00; and (ii) the exercise for shares of certain employee options that are within six months of expiration.  Mr. Hanway’s 10b5-1 stock trading plan will terminate on February 28, 2010.

Transactions under the stock trading plan will be disclosed through filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: September 14, 2009	By:	/s/ Nicole S. Jones
Nicole S. Jones
Vice President and
Deputy General Counsel